Exhibit 1.1

10,000,000 Units

THREE LIONS ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York

________, 2026

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Three Lions Acquisition Corp., a Cayman Islands exempted company (the “Company”), hereby confirms its agreement with EarlyBirdCapital, Inc. (“EarlyBird” or the “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1. Units.

1.1.1. Purchase of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of 10,000,000 units of the Company (the “Firm Units”) at a purchase price (net of discounts and commissions) of $9.80 per Firm Unit. Each Firm Unit consists of one ordinary share, $0.0001 par value per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrant(s)”), each whole Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Ordinary Shares and Warrants included in the Firm Units will not be separately tradable until 90 days after the date hereof unless the Underwriter informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet (the “Audited Balance Sheet”) reflecting the Company’s receipt of the gross proceeds of the Offering (defined below) and the sale of the Private Units (as defined in Section 1.3.3) and issuing a press release announcing when such separate trading will begin. The Underwriter agrees to purchase from the Company the number of Firm Units set forth opposite its name on Schedule A. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the first (1st) Business Day (as defined below) following the commencement of trading of the Firm Units, or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company. The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date through the facilities of the Depository Trust Company (“DTC”) by wire transfer in Federal (same day) funds. Of the proceeds received by the Company from the sale of the Firm Units and the Private Units, an aggregate of $100,500,000 shall be deposited on the Closing Date into the trust account (the “Trust Account”, with such funds deposited into the Trust Account from the proceeds of the Offering and the Private Placement, collectively, the “Trust Funds”) established by the Company for the benefit of the Public Shareholders, as described in the Registration Statement (as defined in Section 2.1.1 below) and pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company, as trustee (“CST&T”), substantially in the form annexed as an exhibit to the Registration Statement. The remaining proceeds (less actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery of certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Firm Units (or through the facilities of DTC for the account of the Underwriter). The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriter for all the Firm Units. As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The

City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are generally open for use by customers on such day, and the term “Public Shareholders” means the holders of Ordinary Shares sold in the Offering or acquired in the aftermarket, including any of the Insiders (as defined in Section 1.3.1 below) to the extent they acquire such Ordinary Shares in the Offering or in the aftermarket (and solely with respect to such shares).

1.2. Over-Allotment Option

1.2.1. The Underwriter shall have the option (the “Over-Allotment Option”) to purchase all or less than all of an additional 1,500,000 Units (the “Option Units”) solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall, at the Underwriter’s election, be purchased for the account of the Underwriter. Such Option Units shall be identical in all respects to the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company. The purchase price to be paid for each Option Unit (net of discounts and commissions) will be $9.80 per Option Unit.

1.2.2. Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the date hereof. The Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Underwriter, which must be confirmed in accordance with Section 9.1 herein setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date (the “Option Closing Date”), which shall not be earlier than the Closing Date or be later than ten (10) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of the Underwriter or at such other place as shall be agreed upon by the Company and the Underwriter. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase the number of Option Units specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Underwriter’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $9.80 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery of certificates (in form and substance satisfactory to the Underwriter) representing the Option Units (or through the facilities of DTC) for the account of the Underwriter. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two (2) full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full Business Day prior to such Closing Date.

1.3. Private Placements.

1.3.1. On March 23, 2026, the Company issued to Three Lions Sponsor, LLC (the “Sponsor”) for aggregate consideration of $25,000 an aggregate of 2,875,000 Ordinary Shares in a private placement intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). On June 29, 2026, the Company effected a 1 for 1.33333 share split of the Ordinary Shares, resulting in the Sponsor holding an aggregate of 3,833,333 Ordinary Shares (the “Founder Shares”), including an aggregate of 75,000 Founder Shares that the Sponsor will transfer to the Company’s independent director nominees prior to the Offering and 800,000 Founder Shares that the Sponsor will transfer to certain TPIs (as defined below) prior to the Offering. No underwriting discounts, commissions or placement fees have been or will be payable in connection with the sale of the Founder

Shares. The Founder Shares shall be held in escrow and subject to restrictions on transfer as set forth in the Registration Statement. The Insiders shall have no right to any liquidation distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate any proposed initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”) within the required time period except with respect to any funds held outside of the Trust Account remaining after payment of all fees and expenses. The Insiders shall not have redemption rights with respect to the Founder Shares, nor shall they be entitled to sell such Founder Shares to the Company in any tender offer in connection with a proposed Business Combination. To the extent that the Over-Allotment Option is not exercised by the Underwriter in full or in part, up to 500,000 of the Founder Shares shall be forfeited in an amount necessary to maintain the 25% ownership interest in the Ordinary Shares of the Sponsor and the other holders of the Founder Shares outstanding immediately prior to the Closing of the Offering (collectively, the “Insiders”) after giving effect to the Offering and exercise, if any, of the Underwriter’s Over-Allotment Option (and excluding the EBC Founder Shares (defined below), the Private Shares (defined below), shares underlying Warrants and any shares purchased in the Offering by the Insiders).

1.3.2. On March 23, 2026, the Company issued to the Underwriter, for an aggregate purchase price of $1,739.13, an aggregate of 200,000 Ordinary Shares in a private placement intended to be exempt from registration under Section 4(a)(2) of the Act. On June 29, 2026, the Company effected a 1 for 1.33333 share split of the Ordinary Shares issued to the Underwriter, resulting in the Underwriter holding 266,667 Ordinary Shares. On the same day, the Underwriter forfeited and surrendered 66,667 Ordinary Shares. As a result, the Underwriter holds 200,000 Ordinary Shares (the “EBC Founder Shares”). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the sale of the EBC Founder Shares. The holders of the EBC Founder Shares have agreed not to transfer, assign or sell any EBC Founder Shares without the Company’s prior consent until the completion of an initial Business Combination, except to certain permitted transferees. The EBC Founder Shares are identical to the Ordinary Shares included in the Firm Units except the holders (i) shall not be entitled to exercise any redemption rights with respect to such EBC Founder Shares and shall not be entitled to sell any such shares to the Company in any tender offer in connection with a proposed Business Combination or amendment to the Charter Documents (as defined below) relating to pre-Business Combination activity and (ii) will have no right to any liquidation distributions with respect to any portion of the EBC Founder Shares in the event the Company fails to consummate a Business Combination within the required time period except with respect to any funds held outside of the Trust Account remaining after payment of all fees and expenses. The holders of the EBC Founder Shares will not sell, transfer, assign, pledge or hypothecate any of the EBC Founder Shares for a period of 180 days pursuant to the Conduct Rule 5110(e)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) following the commencement of sales of the Offering to anyone other than (i) the Underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer. Additionally, pursuant to FINRA Rule 5110(e), the EBC Founder Shares will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the Offering. The certificates for the EBC Founder Shares (or uncertificated book-entry forms if no certificates are prepared) shall contain legends to reflect the above FINRA and contractual transfer restrictions. The holders of the EBC Founder Shares shall have registration rights as provided for in the Registration Rights Agreement (as defined in Section 2.24.5).

1.3.3. Simultaneously with the Closing Date, the Sponsor, certain third-party investors (the “TPIs”) and the Underwriter and/or their respective designees will purchase from the Company pursuant to Purchase Agreements (as defined in Section 2.24.2 below), an aggregate of 400,000 units (the “Private Units” or “Private Securities”), each Private Unit consisting of one Ordinary Share (the “Private Shares”) and one-half of one Warrant (the “Private Warrants”), with the Sponsor purchasing 200,000 Private Units, the TPIs purchasing an aggregate of 100,000 Private Units and the Underwriter and/or its designees purchasing 100,000 Private Units, at a purchase price of $10.00 per Private Unit in a private placement (the “Private Placement”) intended to be exempt from registration under the Act. The terms of the Private Units are as described in the Prospectus (as defined in Section 2.1.1 below). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Private Placement. The Sponsor and the Underwriter have also agreed that, in the event the Over-Allotment Option is exercised, they and/or their designees will purchase up to 37,500 additional Private Units, with the Sponsor purchasing up to 28,125 additional Private Units and the Underwriter and/or its designees purchasing up to 9,375 additional Private Units, and the Company shall cause to be deposited an amount of additional proceeds from the sale of such additional Private Units into the Trust Account such that the amount of the Trust Funds in the Trust Account shall be $10.05 per Public Share sold in the Offering.

1.4. Working Capital; Trust Account Proceeds.

1.4.1. Working Capital. Upon the Closing of the Offering, it is intended that approximately $900,000 of the proceeds from the sale of the Firm Units and Private Units will be released to the Company and held outside of the Trust Account to fund the working capital requirements of the Company.

1.4.2. Trust Account Proceeds. Prior to the liquidation of the Trust Account in accordance with the Trust Agreement, interest income on the funds held in the Trust Account may be released to the Company from the Trust Account only in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company (excluding excise taxes) and up to $100,000 for liquidation and dissolution expenses, all as more fully described in the Prospectus.

1.5. No Additional Obligations. Following the Closing Date and any Option Closing Date, the obligations of the Underwriter with respect to the Offering will be deemed completed and satisfied and the Underwriter is not bound by any further commitment or obligation under this Agreement to (i) offer or sell any securities of the Company or of any prospective target business in a Business Combination, (ii) solicit holders of the Company’s securities or of any target business to approve such Business Combination, or (iii) otherwise assist the Company or any target business in any manner in connection with such Business Combination except as set forth in the Business Combination Marketing Agreement (as defined in Section 2.26 below).

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-297177), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the registration statement immediately prior to the effectiveness of the registration statement), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement was declared effective by the Commission (“Effective Date”) (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 5:00 p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement filed on ________, 2026, for distribution by the Underwriter (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Statutory Prospectus”). Unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include any Registration Statement filed by the Company pursuant to Rule 462(b) under the Act registering additional securities (a “Rule 462(b) Registration Statement”). Other than the Rule 462(b) Registration Statement and the Form 8-A referred to below in Section 2.1.2, no other document with respect to the Registration Statement has been filed with the Commission. All of the Public Securities have been or will be registered under the Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission on ________, 2026. If, subsequent to the date of this Agreement, the Company or the Underwriter has determined that at the Time of Sale the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A (File No. 001-[•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, Ordinary Shares and Warrants. The registration of the Units, Ordinary Shares and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the effective time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date, the Registration Statement, the Statutory Prospectus and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. On the Effective Date and at the Time of Sale, the Registration Statement did not, and on the Closing Date it will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the Time of Sale, the Statutory Prospectus does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Statutory Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the names of the Underwriter, the eighth, tenth and eleventh paragraphs of the section captioned “Underwriting,” and the subsections titled “Regulatory Restrictions on Purchase of Securities” and “Selling Restrictions” included in the section captioned “Underwriting.”

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in all material respects in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

2.5. Independent Accountants. CBIZ CPAs P.C. (“CBIZ”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Statutory Prospectus and the Prospectus, are independent registered public accountants as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, CBIZ is duly registered and in good standing with the PCAOB. CBIZ has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non- audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus. The Registration Statement, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, prospects, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Statutory Prospectus or the Prospectus in accordance with Regulation S-X of the Regulations which have not been included as so required.

2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and/or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding Ordinary Shares of the Company, including the Founder Shares and EBC Founder Shares, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding Ordinary Shares, including the Founder Shares and EBC Founder Shares, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus. All offers, sales and any transfers of the outstanding Ordinary Shares of the Company, including the Founder Shares and EBC Founder Shares, were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws (based in part on the representations and warranties of the purchasers of the Ordinary Shares) or exempt from such registration requirements.

2.8.2. Securities To Be Sold.

2.8.2.1. The Public Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non- assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; except as may be disclosed in the Registration Statement, the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.

2.8.2.2. The Private Securities (and underlying securities) have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Purchase Agreements, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Private Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Private Securities has been duly and validly taken. The Private Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be. The offer and sale of the Private Securities was exempt from the registration requirements of the Act.

2.8.3. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Trust Agreement, the Purchase Agreements, the Business Combination Marketing Agreement, the Services Agreement (as defined in Section 2.24.6), the Warrant Agreement (as defined in Section 2.27), the Escrow Agreement (as defined in Section 2.24.7) and the Registration Rights Agreement (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered by the Company and the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Memorandum and Articles of Association of the Company, as amended and restated (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets.

2.12. No Defaults; Violations. No material default or violation exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Statutory Prospectus and the Prospectus. The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation and except as described in the Registration Statement, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale and delivery, of the Public Securities, Private Securities, Founder Shares and EBC Founder Shares and the

consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Statutory Prospectus and Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of the Nasdaq Stock Market (“NASDAQ”) and the rules and regulations promulgated by FINRA.

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors prior to the initial filing of the Registration Statement and provided to the Underwriter, as such Questionnaires may have been updated from time to time and confirmed by each of the respondents, as well as in the biographies previously provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of the Company’s executive officers and directors, that is required to be disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus and which has not been disclosed therein.

2.16. Good Standing. The Company has been duly organized and is validly existing as an exempted company with limited liability and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

2.17. No Contemplation of a Business Combination. The Company does not have any specific Business Combination under consideration and it has not (nor has anyone on its behalf), directly or indirectly, contacted any target business (“Target Business”) or had any substantive discussions, formal or otherwise, with respect to such a transaction with the Company.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. To the Company’s knowledge, all information contained in the questionnaires (the “FINRA Questionnaires”) completed by each Company Affiliate (defined below) and provided to the Underwriter, as such FINRA Questionnaires may have been updated from time to time and confirmed by each of the respondents, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become inaccurate and incorrect.

2.18.2. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Company Affiliate with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Insider that may affect the Underwriter’s compensation, as determined by FINRA.

2.18.3. Except as described herein or in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration for such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any “participating member,” as defined in FINRA Rule 5110, with respect to the Offering (“Participating Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the one hundred eighty (180)-day period prior to the initial filing date of the Registration Statement with the Commission.

2.18.4. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no executive officer or director of the Company or any direct or indirect beneficial owner of 5% or greater of any class of the Company’s securities, excluding the Underwriter but including the Insiders and holders of the Private Securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Participating Member or a person associated or affiliated with a Participating Member.

2.18.5. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Company Affiliate is an owner of stock or other securities of any Participating Member (other than securities purchased on the open market).

2.18.6. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Company Affiliate has made a subordinated loan to any Participating Member.

2.18.7. No proceeds from the sale of the Public Securities or Private Securities (excluding underwriting compensation) will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein.

2.18.8. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member within the 180-day period prior to the initial filing date of the Registration Statement with the Commission, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.18.9. To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement with the Commission has any relationship or affiliation or association with any Participating Member.

2.18.10. To the Company’s knowledge, except with respect to the Underwriter, no Participating Member has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.11. Except with respect to the Underwriter in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a Participating Member, any person associated with a Participating Member, any potential underwriter in the Offering and/or any related persons.

2.19. Taxes.

2.19.1. There are no transfer taxes or other similar fees or charges under Cayman Islands law, U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities.

2.19.2. The Company has filed all non-U.S. and U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

2.19.3. Assuming the Company satisfies the “start up exception” (as described in the Registration Statement) to the “passive foreign investment company” (“PFIC”) provisions of the Internal Revenue Code of 1986, as amended, and subject to the discussion of PFICs and other Federal income tax issues set forth in the Registration Statement under the heading “Taxation”, the Company will not be a PFIC for Federal income tax purposes for its initial taxable year ending December 31, 2026.

2.20. Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Company’s officers or directors or any other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, might reasonably be expected to materially and adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company’s internal accounting controls and procedures are sufficient in all material respects to perform the functions for which they were established and to comply with the FCPA and any applicable requirements of Rule 13a-15(e) under the Exchange Act.

2.21. Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.22. Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, nor to the Company’s knowledge, any Company Affiliate, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23. Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or to its counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.24. Agreements With Company Affiliates.

2.24.1. Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification contribution provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) in the form annexed as an exhibit to the Registration Statement (the “Insider Letters”), pursuant to which each of the Insiders agrees to certain matters, including but not limited to, the voting of the Ordinary Shares held by them and certain other matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the Statutory Prospectus and Prospectus.

2.24.2. Purchase Agreements. The Sponsor, the TPIs and the Underwriter have executed and delivered purchase agreements, the forms of which are annexed as exhibits to the Registration Statement (the “Purchase Agreements”), pursuant to which the Sponsor, the TPIs and the Underwriter have agreed, among other things, that they and/or their designees will purchase on the Closing Date the Private Units in the Private Placement. Pursuant to the Purchase Agreements, the Sponsor, TPIs and the Underwriter have waived any and all rights and claims they may have to any proceeds, and any interest thereon, held in the Trust Account if the Company fails to consummate an initial Business Combination.

2.24.3. Non-Competition/Solicitation. To the Company’s knowledge, no executive officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect such individual’s ability to be and act in the capacity of a director or executive officer of the Company, as applicable.

2.24.4. Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $150,000, as described in the Registration Statement (the “Insider Loans”). The Insider Loans will not bear any interest and will be repayable by the Company on the Closing Date of the Offering.

2.24.5. Registration Rights Agreement. The Company, the Insiders, the holders of the EBC Founder Shares and the holders of the Private Units have entered into a registration rights agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.24.6. Services Agreement. The Company has entered into an agreement (“Services Agreement”) with the Sponsor, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which such entity will make available to the Company, on the terms and subject to the conditions set forth therein, certain, administrative, operating and other services, including office space, in consideration for payment by the Company of an aggregate of $10,000 per month.

2.24.7. Escrow Agreement. The Company has caused the Sponsor to enter into an escrow agreement (the “Escrow Agreement”) with CST&T substantially in the form filed as an exhibit to the Registration Statement whereby the Founder Shares held by it will be held in escrow by CST&T for a period of time as described in the Registration Statement (the “Escrow Period”). During the Escrow Period, such parties shall be prohibited from selling or otherwise transferring such Founder Shares, except in certain limited circumstances set forth in the Escrow Agreement. To the Company’s knowledge, the Escrow Agreement is enforceable against the Sponsor and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with, any of the terms and provisions of, or constitute a default under, an agreement or instrument to which the Sponsor is a party.

2.25. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the funds held in the Trust Account may be released under limited circumstances. The Trust Agreement shall not be amended, modified or otherwise changed in any way that modifies the rights or obligations of the Company without the prior written consent of the Underwriter.

2.26. Business Combination Marketing Agreement. The Company and the Underwriter have entered into a separate business combination marketing agreement substantially in the form filed as an exhibit to the Registration Statement (the “Business Combination Marketing Agreement”).

2.27. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants, Private Warrants and any other warrants that may be issued by the Company with CST&T substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.28. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the Company’s total assets (exclusive of cash items and “Government Securities,” as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than Government Securities.

2.29. Investment Company Act. The Company is not required, and upon the issuance and sale of the Public Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.30. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.31. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Statutory Prospectus and the Prospectus, which is not so described as required. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

2.32. No Influence. The Company has not offered, or caused the Underwriter to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.33. Sarbanes-Oxley. The Company is in material compliance with the provisions of the Sarbanes- Oxley Act of 2002, as amended (“SOX”), and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.34. NASDAQ Eligibility. As of the date hereof, the Public Securities have been approved for listing on NASDAQ, subject to official notice of issuance and evidence of satisfactory distribution. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, the rules of NASDAQ, as amended.

2.35. Emerging Growth Status. From the date of the Company’s formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.36. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the- Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Underwriter and individuals engaged by the Underwriter. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.37. Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

2.38. Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s executive officers and directors, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Statutory Prospectus and the Prospectus, as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Statutory Prospectus and Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Statutory Prospectus and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2. Filing of Final Prospectus. The Company will promptly file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five years from the Effective Date (except in connection with a going private transaction), or until such earlier time upon which the Trust Account is to be liquidated if a Business Combination has not been consummated as required by its Charter Documents (the “Termination Date”): the Company (i) will use its best efforts to maintain the registration of the Ordinary Shares and Warrants under the provisions of the Exchange Act and (ii) will not deregister the Ordinary Shares or Warrants under the Exchange Act without the prior written consent of the Underwriter.

3.2.4. Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act.

3.2.5. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of SOX and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3. Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of five years after the consummation of the Company’s initial Business Combination, and the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date.

3.4. Delivery of Materials to Underwriter. The Company will deliver to the Underwriter, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Statutory Prospectus, the Prospectus and all amendments and supplements to such documents as the Underwriter may reasonably request.

3.5. Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its reasonable best efforts to cause the Registration Statement to remain effective and will notify the Underwriter immediately and confirm the notice in writing of the: (i) effectiveness of the Registration Statement and any amendment thereto; (ii) issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) receipt of any comments or request for any additional information from the Commission; and (vi) happening of any event during the period described in this Section 3.5 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus and Prospectus in order to make the statements therein, (with respect to the Prospectus and the Statutory Prospectus and in light of the circumstances under which they were made), not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. Until the earlier of five years from the Effective Date, or until the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report.

3.7. Affiliated Transactions.

3.7.1. Business Combinations. The Company will not consummate a Business Combination with an entity that is affiliated with any Insider unless in each case a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction and the Company obtains a Fairness Opinion (as defined in Section 3.29.3).

3.7.2. Compensation. Except as disclosed in the Registration Statement, the Company shall not pay any Insider or Company Affiliate or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, either the Offering or the Business Combination.

3.8. Reports to the Underwriter.

3.8.1. Periodic Reports, etc. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated and dissolved, the Company will furnish or make available to the Underwriter and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K and any Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company (other than a Schedule 13D or Schedule 13G filed by or on behalf of the Underwriter and its designees); (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request; provided that the Underwriter shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter and its counsel in connection with the Underwriter’s receipt of such information. Documents filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Underwriter pursuant to this section.

3.8.2. For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent reasonably acceptable to the Underwriter. CST&T is acceptable to the Underwriter.

3.9. Payment of Expenses. The Company hereby agrees to pay for, on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, or such later date as may be agreed to by the Underwriter in its sole discretion, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Statutory Prospectus, and the final Prospectus and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter; (ii) the printing, engraving, issuance and delivery of the Units, Ordinary Shares and Warrants included in the Units, including any transfer or other taxes payable thereon; (iii) NASDAQ filing fees or, if necessary, the qualification of the Public Securities under state or foreign securities or Blue Sky laws; (iv) fees and expenses incurred in registering the Offering with FINRA (including legal fees of the Underwriter’s counsel, not to exceed $15,000); (v) fees and disbursements of the transfer and warrant agent; (vi) all costs and expenses of the Company associated with

“road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.9. The Company also agrees that it will pay up to $3,500 per individual, or $25,000 in the aggregate, for an investigative search firm of the Underwriter’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Underwriter and the Company. If the Offering is consummated, the Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Underwriter prior to the Closing Date) to be paid by the Company to the Underwriter and others. If the Offering is not consummated for any reason (other than a breach by the Underwriter of any of its obligations hereunder), then the Company shall reimburse the Underwriter in full for its out-of-pocket accountable expenses actually incurred through such date, including, without limitation, reasonable fees and disbursements of counsel to the Underwriter.

3.10. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.11. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.12. Notice to FINRA.

3.12.1. Assistance with Business Combination. For a period of sixty (60) days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to the Underwriter: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting shareholder approval for the Business Combination. Upon the Company’s delivery of the Business Combination Information to the Underwriter, the Company hereby expressly authorizes the Underwriter to provide such information directly to FINRA as a result of representations the Underwriter has made to FINRA in connection with the Offering.

3.12.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify the Underwriter.

3.13. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, officers, directors or shareholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.14. Internal Controls. From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15. Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Trust Account is required to be liquidated, the Company shall retain CBIZ or other independent public accountants reasonably acceptable to the Underwriter.

3.16. Form 8-Ks. The Company has retained CBIZ to audit the Audited Balance Sheet reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. If the Over-Allotment Option has not been exercised on the Effective Date, the Company will also file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-Allotment Option.

3.17. FINRA. Until the Option Closing Date, if any, the Company shall advise the Underwriter if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.18. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriter.

3.19. Investment Company. The Company shall cause the Trust Funds to be held in the Trust Account to be invested only as set forth in the Trust Agreement as in effect on the date hereof and disclosed in the Prospectus. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.20. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date; provided that in no event shall the Company be prohibited from issuing any press release or engaging in any other publicity required by law.

3.21. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Underwriter, at its expense, promptly, but in no event later than two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriter in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Ordinary Shares for at least the period during which a Prospectus relating to the Ordinary Shares is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Ordinary Shares is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.22. Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.23. NASDAQ Maintenance. Until the consummation of a Business Combination, the Company will use commercially reasonable efforts to maintain the listing by NASDAQ of the Units and the Ordinary Shares and Warrants included within the Units.

3.24. Private Placement Proceeds. On the Closing Date, the Company and the Underwriter shall cause to be deposited $4,000,000 of proceeds from the Private Placement into the Trust Account. On the Option Closing Date, if any, the Company and the Underwriter shall cause to be deposited an amount of additional proceeds from the additional Private Units sold on the Option Closing Date into the Trust Account such that the amount of the Trust Funds in the Trust Account shall be $10.05 per Public Share sold in the Offering.

3.25. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable pursuant to the Warrants and the Private Warrants (as well as any other warrants that may be issued and covered by the Warrant Agreement) outstanding from time to time.

3.26. Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the- Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

3.27. Rights of First Refusal.

3.27.1. The Underwriter is hereby granted a right of first refusal for a period commencing on the Closing Date of the Offering and continuing until the earlier of the consummation of an initial Business Combination or the liquidation of the Trust Account in the event that the Company fails to consummate an initial Business Combination within the prescribed time period (but in no event longer than three years from the Closing Date of the Offering), to act as book running manager, placement agent and/or arranger (with the Underwriter on the cover page of any offering materials related to such financing and holding the role and responsibilities conventionally understood to be associated with such name placement, including, without limitation, billing, directory and stabilization), as the case may be, for all financings where the Company seeks to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with a Business Combination and to receive at least 45% of the aggregate gross spread or fees from any and all such financings (such gross spread or fees in any and all such financings to be mutually determined in good faith by the Company and the Underwriter and based on the prevailing market for similar transactions).

3.27.2. For a period commencing on the Closing Date of the Offering and continuing until one year after the consummation of the Business Combination, the Underwriter shall have the right to act as lead underwriter for the next U.S.-registered public offering of securities undertaken by the Sponsor and any Insiders that are officers of the Company for the purpose of raising capital and placing 90% or more of the proceeds in a trust (or similar) account to be used to acquire one or more operating businesses which have not been identified at the time of the capital raising transaction. The terms of such offering shall be mutually determined in good faith by the parties thereto and will be based on the prevailing market for similar offerings; provided that the economic terms offered to the Sponsor or Insiders that are officers of the Company in such subsequent offering are no less favorable than those in this Offering or, if different, are no more than 10% higher in cost to the Insiders as determined in good faith by the Sponsor.

3.28. Business Combination Securities Disclosure Documents. The Company agrees that at the time of any applicable offer, issuance or distribution of any securities by any person in connection with the consummation of a Business Combination (the “Business Combination Securities”), no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by the Company or any Registrant (as defined below) or filed with or furnished to the Commission in connection with the Business Combination (each a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The Company further represents and warrants that any projections or other information provided by any Registrant or its representatives to the Underwriter or contained in any Business Combination Securities Disclosure Document will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. In the event that the Underwriter resigns from its role or roles in connection with the Business Combination (if any), the Company shall include disclosure regarding such resignation in any registration statement, statutory prospectus, prospectus and proxy statement filed subsequent to such resignation in connection with the Business Combination, provide the Underwriter with a reasonable advance opportunity to comment thereon and give reasonable consideration to any comments made by the Underwriter and its representatives. Notwithstanding the foregoing, nothing herein shall be deemed to require the Underwriter to limit its rights to compensation or to reimbursement of expenses without its express agreement or otherwise to assume any liability other than as may be expressly required under the Securities Act.

3.29. Obligations in Connection with Business Combination. If requested by the Underwriter:

3.29.1. Prior to and after entering into any definitive agreement with respect to the Business Combination and until such time as such Business Combination is consummated:

a.

The Company will furnish or arrange to have furnished to the Underwriter all information concerning the Company, the target business of such proposed Business Combination, any entity that succeeds or will succeed the Company as a public company in connection with the Business Combination, or any direct or indirect parent or subsidiary of any of them (any such issuer or co- issuer, a “Registrant”) and the proposed Business Combination that the Underwriter deems appropriate and will provide the Underwriter with reasonable access to the officers, directors, employees, affiliates, appraisers, independent accountants, financial advisors, legal counsel and other agents, consultants and advisors (“Registrant Representatives”) and properties of any Registrant, during normal business hours, as requested by the Underwriter. The Company shall take all reasonable steps requested by the Underwriter to ensure that each Registrant and each of the Registrant Representatives cooperate fully with all reasonable requests by the Underwriter for such information and access.

b.

The Company agrees to notify the Underwriter with respect to, and to permit the Underwriter, at its request, to participate in all diligence sessions with any Registrant or its Registrant Representatives.

c.

The Company shall provide drafts of all Business Combination Securities Disclosure Documents to the Underwriter and its legal counsel reasonably in advance of the filing of any Business Combination Securities Disclosure Document with the Commission or the circulation of any Business Combination Securities Disclosure Document to any prospective investor, sufficient to allow the Underwriter and its legal counsel a reasonable time to request changes determined by them to be necessary or appropriate to such Business Combination Securities Disclosure Document before its filing or circulation. The Company shall not permit the filing with or furnishing to the Commission of any Business Combination Securities Disclosure Documents, in each case relating to the issuance of Business Combination Securities, without the prior written consent of the Underwriter, which consent shall not unreasonably be withheld, delayed or conditioned.

3.29.2. Notwithstanding any provision to the contrary herein, in connection with any Business Combination, the Company shall use all reasonable efforts to (i) require counsel to the Company and the Registrant to provide negative assurance letters to the Underwriter as of the consummation of the Business Combination in form and substance reasonably satisfactory to the Underwriter, (ii) require the accounting firm or firms that have audited any financial statements set forth in any Business Combination Securities Disclosure Document to provide “comfort letters” to the Underwriter pursuant to AU 634 of the Public Company Accounting Oversight Board as of the effectiveness of any Business Combination Securities Disclosure Document that was filed with, and declared effective by, the Commission, and as of the consummation of the Business Combination, and (iii) take any other actions reasonably requested by the Underwriter.

3.29.3. In connection with the Business Combination, the Company will, unless the Company’s Board of Directors believes that because of the financial skills and background of its directors, it is qualified to conclude that a Business Combination is fair from a financial perspective, retain an independent investment banking firm or an independent entity that commonly renders valuation opinions (“the Fairness Opinion Provider”) to prepare a report and provide an opinion (the “Fairness Opinion”) concerning the fairness, from a financial point of view, of the Business Combination to the Company based upon, among other things, a financial review of the target business in the Business Combination (“Target Business”) and its business and operations; provided that the Company shall obtain a Fairness Opinion for any transaction where the Target Business is affiliated with an Insider. The Company shall disclose in reasonable detail in a Business Combination Securities Disclosure Document the results of that report and, as necessary or appropriate, shall include therein a copy of that report. Each Registrant shall provide the Fairness Opinion Provider with all information and access to persons and documents that the Fairness Opinion Provider deems reasonably necessary and appropriate in connection with the preparation of its Fairness Opinion.

3.29.4. In connection with the Business Combination, the Company will engage an investigative search firm to conduct an investigation of the directors and executive officers of the Target Business and the Company shall provide copies of the search reports to the Underwriter.

3.29.5. Prior to the consummation of the Business Combination, if the Business Combination does not directly or indirectly provide for the assumption of the Company’s obligations hereunder and the Company is not and will not be the surviving public company of such Business Combination, the Company shall ensure that each Target Business or other Registrant agrees to execute and deliver to the Underwriter a joinder agreement, in form and substance reasonably satisfactory to the Underwriter (such satisfaction not to be unreasonably withheld, delayed or conditioned), pursuant to which it shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions of this Agreement that remain in full force and effect after consummation of the Business Combination. In addition, in connection with the Business Combination, the Company will, and will use all reasonable efforts to cause each Registrant to, comply with the obligations and covenants of the Company set forth in this Agreement that then remain in full force and effect and comply in all material respects with all laws, rules and regulations applicable either to any Registrant and its business activities or to the Business Combination, as such laws, rules and regulations may be in effect at the time of the consummation of the Business Combination.

3.29.6. To the extent that the Underwriter determines, in its sole judgment, that the Underwriter is required to make any filing with FINRA other than in connection with the Offering (as referred to in Section 3.9(iv)) or otherwise to comply with FINRA rules in connection with the Business Combination, the Company shall, upon the reasonable request of the Underwriter accompanied by a reasonable explanation of the applicable requirement(s), provide all necessary cooperation to the Underwriter and shall provide or cause to be provided to the Underwriter all information that the Underwriter deems necessary in order to make any such filings and in order to comply with FINRA rules. The Company shall be responsible for the fees and expenses of the Underwriter in connection with such filings, including the reasonable fees and expenses of counsel up to $15,000 and all filing fees associated therewith.

3.29.7. The Company acknowledges and agrees that, except as required by the Business Combination Marketing Agreement, nothing in this Section 3.29 shall be interpreted to obligate the Underwriter to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by the Underwriter, in respect of itself, in its sole discretion and may be governed by a separate, definitive written agreement between the Underwriter and the Company or another Registrant as such parties may mutually agree.

4. Conditions.

4.1. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1.1. Regulatory Matters.

4.1.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

4.1.1.2. FINRA Clearance. By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.1.3. No Commission Stop Order. At the Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.1.4. NASDAQ Listing. The Public Securities shall have been approved for listing on NASDAQ, subject to official notice of issuance and evidence of satisfactory distribution.

4.1.2. Company Counsel Matters.

4.1.2.1. Opinions of Company Counsel. On each of the Closing Date or the Option Closing Date, if any, the Underwriter shall have received the favorable opinions (along with negative assurance letters) of Greenberg Traurig, LLP and Appleby (Cayman) Ltd., counsels to the Company, addressed to the Underwriter and the Company, respectively, and in form mutually agreed to by the Company and the Underwriter.

4.1.2.2. Reliance. In rendering such opinions, such counsels may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsels deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriter’s counsel if requested. The opinions of counsels for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

4.1.3. Cold Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Underwriter shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriter from CBIZ dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

(i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus; or (b) at a date immediately prior to the Effective Date or Closing Date, as the case may be, there was any change in the capital stock or long- term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the March 31, 2026 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 31, 2026 to a specified date immediately prior to the Effective Date or Closing Date, as the case may be, there was any changes in revenues, net earnings (losses), or net earnings (losses) per share, in each case as compared with the Statement of Operations for the period from March 10, 2026 (Inception) to March 31, 2026 included in the Registration Statement, or, if there was any such change, setting forth the amount of such change;

(iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

(v) Statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

4.1.4. Officers’ Certificates.

4.1.4.1. Officers’ Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or President (in their capacities as such), respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

4.1.4.2. Secretary’s Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary or another officer of the Company, certifying: (i) that the Memorandum and Articles of Association, as amended and restated, of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and NASDAQ; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.1.5. No Material Changes. Prior to each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Company Affiliate before or by any court or foreign, federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act against the Company and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Statutory Prospectus and Prospectus, in light of the circumstances under which they were made), not misleading.

4.1.6. Delivery of Agreements. On the date hereof, the Company shall have delivered to the Underwriter executed copies of the Transaction Documents.

4.1.7. Private Units. On the Closing Date and the Option Closing Date, as applicable, the Private Units have been purchased as provided for in the Purchase Agreements and a portion of the purchase price for such securities shall be deposited into the Trust Account.

5. Indemnification.

5.1. Indemnification of Underwriter.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each of its directors, officers, partners and employees and each person, if any, who controls the Underwriter (a “Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other foreign, federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulations of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained or included in, or an omission or an alleged omission to state a material fact in, (i) the Registration Statement or any amendments or supplements thereto, required to be stated therein or necessary to make the statements therein not misleading; (ii) (A) any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company (or based upon written information furnished by the Company for use in such application) specifically for the purpose of qualifying the Public Securities under the securities laws of any jurisdiction, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of each of clauses (i) and (ii), other than statements contained or included therein under the section captioned “Underwriting—Selling Restrictions”; or (iii) any Business Combination Securities Disclosure Document; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus (or any amendment or supplement thereof), or in any application or Business Combination Securities Disclosure Document, in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of the Underwriter specifically for use in any Preliminary Prospectus, the Registration Statement, the Prospectus (or any amendment or supplement thereof), or in any application or Business Combination Securities Disclosure Document, as the case may be, which furnished written information, it is expressly agreed, consists solely of the information described in the proviso of the last sentence of Section 2.3.1 with respect to any Preliminary Prospectus, the Registration Statement and Prospectus. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus, or any Business Combination Securities Disclosure Document.

5.1.2. Procedure. If any action is brought against the Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or Controlling Person, as applicable) and payment of actual expenses. The Underwriter or such Controlling Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) counsel to such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or such Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company and its directors, officers, and employees and agents who control the Company (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the information described in the proviso of the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3. Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5 but is unavailable, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriter’s obligations to contribute pursuant to this Section 5.3 are as set forth herein.

6. Additional Covenants.

6.1. Additional Shares or Options. Except as described in the Registration Statement, the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares or any preferred shares which participate in any manner in the Trust Account or which vote on a Business Combination.

6.2. Trust Account Waiver Acknowledgements. The Company hereby agrees that, prior to commencing its due diligence investigation of any Target Business or obtaining the services of any vendor (including Greenberg Traurig LLP and Appleby (Cayman) Ltd., as legal counsel to the Company), it will use its reasonable best efforts to have such Target Business or vendor acknowledge in writing, whether through a letter of intent, memorandum of understanding, agreement in principle or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus, and understands that the Company has established the Trust Account, initially in an amount of $100,500,000 for the benefit of the Public Shareholders and that, except for the interest earned on the Trust Funds held in the Trust Account (as provided for in the Trust Agreement), the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemption of their shares upon consummation of a Business Combination or amendment to the Company’s Charter relating to pre-Business Combination activity, (ii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period or (iii) to the Company and others concurrently with, or after it consummates a Business Combination, and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account including any monies distributed by the Company to Public Shareholders from the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B, respectively.

6.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed between each Company Affiliate and the Underwriter and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Underwriter.

6.4. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

6.5. Target Fair Market Value. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account (excluding interest earned on the Trust Account and released to the Company to pay taxes) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business meets such fair market value requirement, the Fairness Opinion rendered by the Fairness Opinion Provider will contain a confirmatory statement that the Target Business satisfies such requirement.

7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or Option Closing Date, as applicable, and such representations, warranties and agreements of the Underwriter and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriter until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8. Effective Date of This Agreement and Termination Thereof.

8.1. Effective Date. This Agreement shall become effective on the date hereof.

8.2. Termination. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Underwriter’s sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, NASDAQ or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter’s sole opinion, make it inadvisable to proceed with the delivery of the Firm Units, (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Underwriter shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities or any other calamity or crisis either within or outside the United States after the date hereof, or any increase in any of the foregoing, as in the Underwriter’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Firm Units or to enforce contracts made by the Underwriter for the sale of the Firm Units.

8.3. Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.9 hereof.

8.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. Miscellaneous.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by certified mail (with return receipt), delivered by hand or reputable overnight courier, delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF and shall be deemed given when so mailed, delivered, or faxed or transmitted (or if mailed, five days after such mailing):

If to the Underwriter:

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Fax No.: (212) 661-4936

Attn: Steven Levine

Email: slevine@ebcap.com

With a copy (which shall not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, New York 10174

Fax No.: (212) 818-8881

Attn: David Alan Miller, Esq.; Jeffrey M. Gallant, Esq.

Email: dmiller@graubard.com; jgallant@graubard.com

If to the Company, to:

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

Attn: Brett Johnson

Email: brett@threelionscapital.com

With a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, Virginia 22102

Attn: Alan Annex, Esq.; Jason Simon, Esq.

Email: alan.annex@gtlaw.com; Jason.simon@gtlaw.com

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

9.6. Governing Law, Venue, etc.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

In the event of any dispute under this Agreement, including, but not limited to, a failure by the Company to pay any fees to the Underwriter, and/or then and in such event, each party hereto agrees that the dispute shall either be (i) resolved through final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) or (ii) brought and enforced in the courts of the State of New York, County of New York under the accelerated adjudication procedures of the Commercial Division, or the United States District Court for the Southern District of New York, in each event at the discretion of the party initiating the dispute. Once a party files a dispute (if arbitration, by sending AAA a Demand for Arbitration) or commences an action in one of the above forums, the parties agree that all issues regarding such dispute or this Agreement must be resolved before such forum rather than seeking to resolve it through another alternative forum set forth above.

In the event the dispute is brought before the AAA, the arbitration shall be brought before the AAA’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel. Each of the parties agrees that the decision and/or award made by the arbitrators shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. Furthermore, the parties to any such arbitration shall be entitled to make one motion for summary judgment within 60 days of the commencement of the arbitration, which shall be decided by the arbitrators prior to the commencement of the hearings. The prevailing party shall move to confirm any arbitration award within ten (10) business days of receipt of the award and the losing party shall not oppose such application or seek to vacate the award.

In the event the dispute is brought by a party in the courts of the State of New York or the United States District Court for the Southern District of New York, each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. Any such process, summons and/or complaint to be served upon a party may be served by transmitting a copy thereof by Federal Express or other overnight courier, addressed to such party at the address set forth at the beginning of this Agreement. Such delivery shall be deemed personal service and shall be legal and binding upon the party being served in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees, costs and expenses incurred in such action, proceeding or arbitration.

THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non- compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the offering of the Public Securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter may undertake or may have undertaken in furtherance of the offering of the Public Securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that each is responsible for making its own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very Truly Yours,

THREE LIONS ACQUISITION CORP.

By:
Name:
Title:

Agreed to and accepted
as of the date first written above:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement, dated ________, 2026]

SCHEDULE A

THREE LIONS ACQUISITION CORP.

10,000,000 Units

Underwriter	Number of Firm Units to be Purchased
EarlyBirdCapital, Inc.	10,000,000
TOTAL	10,000,000

SCHEDULE B

[None]

EXHIBIT A

Form of Target Business Letter

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Three Lions Acquisition Corp. (the “Company”), dated ________, 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $100,500,000, for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemption of their shares upon consummation of a Business Combination or amendment to the Company’s Amended and Restated Memorandum and Articles of Association relating to pre-Business Combination activity, (ii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period or (iii) to the Company concurrently with, or after it consummates a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account including any monies distributed by the Company to Public Shareholders from the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Three Lions Acquisition Corp. (the “Company”), dated ________, 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $100,500,000, for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemption of their shares upon consummation of a Business Combination or amendment to the Company’s Amended and Restated Memorandum and Articles of Association relating to pre-Business Combination activity, (ii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period or (iii) to the Company concurrently with, or after it consummates a Business Combination.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account including any monies distributed by the Company to Public Shareholders from the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor